EXHIBIT 11
                       J. BAKER, INC. AND SUBSIDIARIES
          Computation of Primary and Fully Diluted Earnings Per Share*
                                 (Unaudited)

                                                                       Quarter Ended                           Six Months Ended
                                                                August 3,           July 29,            August 3,         July 29,
                                                                   1996              1995                  1996            1995
                                                                ----------        -----------           ----------      -----------

PRIMARY:

Net Earnings                                                    $1,485,722         $1,397,212        $ 2,311,282      $ 2,034,865
                                                                 =========          =========         ==========       ==========

Weighted average number of common
     shares outstanding                                         13,891,265         13,847,954         13,882,729       13,846,875
                                                                ==========         ==========         ==========       ==========

Earnings Per Share                                                  $0.110             $0.101             $0.166           $0.147
                                                                ==========         ==========         ==========       ==========

ASSUMING FULL DILUTION:

Net Earnings                                                    $1,485,722         $1,397,212        $ 2,311,282      $ 2,034,865
                                                                 =========          =========         ==========       ==========

Weighted average number of common
    shares outstanding                                          13,891,265         13,847,954         13,882,729       13,846,875
Dilutive effect of outstanding stock options                        37,467             84,800             20,647           98,977
                                                                ----------         ----------        -----------       ----------
Weighted average number of common
    shares as adjusted                                          13,928,732         13,932,754         13,903,376       13,945,852
                                                                ==========         ==========         ==========       ==========

Earnings Per Share                                                  $0.110             $0.100             $0.166           $0.146
                                                                ==========         ==========         ==========       ==========



* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.